EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Ironclad Performance Wear Corporation of our report dated February 26, 2007, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of Ironclad Performance Wear Corporation for the year ended December 31, 2006.

/s/ Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 31, 2007